Exhibit 10(p)

RICHARDSON ELECTRONICS, LTD.

EMPLOYEES’ INCENTIVE COMPENSATION PLAN AGREEMENT

RESTRICTED STOCK AWARD

AGREEMENT NO. RSA-            -

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement” or the “Stock Award”) made and entered into as of the     th day of             ,          (the “Grant Date”), by and between Richardson Electronics, Ltd., a Delaware corporation (the “Company”), and                      (the “Grantee”) under and pursuant to the Employees’ Incentive Compensation Plan (the “Plan”).

Except where the context otherwise requires, all capitalized terms which are not defined herein shall have the meaning set forth in the Plan.

The parties agree as follows:

1. Grant of Stock Award. In consideration of the services to be rendered to the Company (or its Subsidiaries) by the Grantee and upon the determination made by the Stock Option Committee of the Board of Directors of the Company that the Grantee is a key employee, the Company hereby grants to the Grantee              shares of the Common Stock, $.05 par value, of the Company (the “Shares”), upon and subject to the terms and conditions set forth herein, including, without limitation, the vesting schedule set forth in Section 3 below.

2. Acknowledgment by Grantee. The Grantee hereby acknowledges:

(a) that he has had an opportunity to review a copy of the Plan and has received and has had the opportunity to review a copy of the Company’s “Employees’ Incentive Compensation Plan” and copies of any 10-K’s and 8-K’s of the Company filed subsequent to the date of the Summary of the Plan and, Annual Reports, Proxy Statements and other communications distributed to stockholders of the Company subsequent to the date of the Summary of the Plan; and

(b) that any questions pertaining to the Plan and to the Shares have been answered by the Company to his or her satisfaction; and

(c) that he understands that the Plan is incorporated herein by reference and is made a part of this Agreement as if fully set forth herein; and

(d) that the Plan shall control in the event that there is any conflict between the Plan and this Agreement, and on such matters as are not contained in this Agreement.

3. Vesting of Stock Awards.

(a) This Stock Award shall vest:

(b) Notwithstanding the foregoing vesting schedule, in the event that the Grantee’s employment with the Company terminates as a result of his (a) death, (b) disability, (c) retirement after both attaining the age of 65 years and having been employed by the Company for 15 years or more. Further, upon termination of Grantee’s employment with the Company in any other event, without the Company giving notice to the Grantee that the Award and all Shares still subject to the Award and unvested pursuant to the schedule set forth above are vested, the Grantee’s Stock Award with respect to all unvested Shares shall be forfeited and the Grantee shall have no rights with respect to such Award or Shares. For purposes of this Agreement a transfer of employment between the Company and any Subsidiary or among Subsidiaries, shall not be deemed a termination of employment.

(c) Anything to the contrary notwithstanding, the Compensation/Stock Option Committee of the Board of Directors of the Company shall have the right, in its sole discretion, to forfeit the Grantee’s right to all or any portion of the non-vested Shares (as determined pursuant to the schedule set forth in paragraph (a) above) if it determines that the Grantee is not satisfactorily performing the duties which were assigned to the Grantee on the Grant Date or duties of at least equal responsibility. In the event that the Stock Option Committee makes such determination, a written notice of forfeiture, which shall specify the reason for forfeiting the Stock Award granted hereunder to the extent that it is not vested, shall be sent to the Grantee at the Grantee’s most recent place of residence as indicated in the Company’s personnel records.

4. Stock Certificates.

(a) Upon grant of a Stock Award, the Company will cause a certificate or certificates representing the Shares to be registered in the name of the Grantee. Such certificate(s) shall bear the following legend:

“The shares represented by this certificate have been issued pursuant to the terms of a Restricted Stock Award made under the Employees’ Incentive Compensation Plan and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such time as is set forth in that certain Restricted Stock Agreement between Richardson Electronics, Ltd. and the shareholder.”

(b) Immediately upon receipt of the certificate or certificates representing the Shares, the Grantee hereby agrees to deposit such certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as shall be determined by the Stock Option Committee. If such certificates are deposited with the Company, the Company may transfer such certificates to an escrow agent at any time in its sole discretion.

(c) At such time as any number of the Shares are no longer subject to the restrictions, terms, and conditions of this Agreement (the “Unrestricted Shares”), the Compensation/Stock Option Committee shall cause a new certificate to be delivered to the Grantee, without the legend set forth above, for the Unrestricted Shares. The Shares remaining subject to this Agreement shall either be canceled or, if appropriate, shall continue to be held by the Company or held in escrow subject to the restrictions, terms, and conditions of this Agreement.

(d) In the event that a Grantee becomes entitled to receive any new, additional, or different securities by virtue of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, or any similar change affecting the Shares (“Other Securities”), such Other Securities shall be subject to the restrictions, terms and conditions of this Agreement as if they were Shares, including, without limit, deposit with the Company or in escrow.

5. Stockholder Rights. During the term of this Agreement, the Grantee shall be entitled to receive all dividends paid on the Shares, to vote all Shares, and to enjoy all other stockholder rights, except that the Grantee shall neither (i) be entitled to the delivery of any certificate evidencing Shares and/or Other Securities except as provided in Section 4 above nor (ii) be able to sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Shares and/or Other Securities until such time as he or she has received a certificate evidencing such shares.

6. Effect of Certain Changes. In the event that the number of outstanding shares of the Common Stock of the Company shall be changed through the declaration of stock dividends or through a recapitalization which results in stock splits or reverse stock splits, the number of Shares available for issuance under the Plan shall be appropriately adjusted, as determined by the Company, to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated to give proper effect to such changes.

7. Awards are Non-Transferable. This Stock Award may not be assigned, transferred, pledged, or hypothecated in any way whether by operation of law or otherwise (except for the laws of descent and distribution). The Shares may be received (to the extent vested) only by the Grantee (or in the event of the Grantee’s incompetency by the Grantee’s legal representative) during the Grantee’s lifetime. After the Grantee’s death, any Shares (to the extent vested) which have not been previously delivered to the Grantee shall be distributed to his or her designated Beneficiary or, in the absence of such designation, to the Grantee’s legal representative.

8. No Guarantee of Employment. Nothing in this Agreement shall be deemed or construed in any manner to constitute a contract of employment between the Company and the Grantee and shall not affect the right of the Company to terminate the employment of the Grantee.

9. Withholding. The Company shall have the right to require the Grantee to remit to the Company or to withhold from other amounts due the Grantee as compensation or otherwise, including any Cash Bonus granted as part of this Stock Award, in an amount sufficient to satisfy all applicable withholding taxes.

10. Beneficiaries. The Grantee may designate the person or persons (collectively the “Beneficiary”) who, in the event of the death of the Grantee, may receive the Shares (to the extent vested) held by the Grantee at the time of his or her death. All Beneficiary designations shall be in writing, shall be signed by the Grantee, and shall be effective only when filed with the Stock Option Committee. In the event that the Grantee fails to designate a Beneficiary or that none of his or her Beneficiaries survive the Grantee, the legal representative of the Grantee may receive the Grantee’s vested Shares to the same extent as a Beneficiary. A Beneficiary designation may be changed at any time and from time to time by the Grantee; provided, however, that any such change shall become effective only when filed with the Stock Option Committee.

11. Miscellaneous.

(a) This Agreement contains all of the undertakings and understandings between the Company and the Grantee regarding the subject matter of the Stock Award. No oral or unwritten undertaking or understandings exist with regard to this Option and if claimed or believed by any person to exist shall be disregarded and shall not be relied upon for any purpose. No modification or amendment of any of the terms of this Agreement shall be valid unless in writing and no such writing shall be binding on the Company unless it is signed by its Chairman, President or one of its Vice Presidents and attested by its Secretary or Assistant Secretary. Subject to the limitations set forth in the Plan, the Board of Directors, unilaterally, may amend this Agreement as it may from time to time determine (such as to accelerate the vesting of Shares) provided that such amendment does not impair or adversely alter the rights of the Grantee.

(b) Anything to the contrary notwithstanding, the provisions of the Plan shall be incorporated herein and made a part hereof and shall govern and control to the extent of any inconsistency between the Plan and this Agreement and on such matters as are not contained in this Agreement.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officers, and the Grantee has hereunto set his or her hand and seal, all as of the date and year first above written.

RICHARDSON ELECTRONICS, LTD.

By:
	Its:	Chairman
ATTEST:

Secretary
Grantee: